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Filed Pursuant to Rule 424(b)(5)
File No. 333-216219

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated August 19, 2019

PRELIMINARY PROSPECTUS SUPPLEMENT
(To prospectus dated February 24, 2017)

$

3M Company

$                    % Notes due 2023
$                    % Notes due 2025
$                    % Notes due 2029
$                    % Notes due 2049

        We are offering $            aggregate principal amount of        % Notes due 2023 (the "2023 notes"), $            aggregate principal amount of        % Notes due 2025 (the "2025 notes"), $             aggregate principal amount of        % Notes due 2029 (the "2029 notes") and $            aggregate principal amount of        % Notes due 2049 (the "2049 notes" and, together with the 2023 notes, the 2025 notes and the 2029 notes, the "notes"). We will pay interest on the notes on            and            of each year, beginning on                        , 2020. The 2023 notes will mature on                        , 2023, the 2025 notes will mature on                        , 2025, the 2029 notes will mature on            , 2029 and the 2049 notes will mature on                        , 2049.

        We may redeem some or all of the notes at any time, and from time to time, at the applicable redemption prices described in this prospectus supplement. See "Description of the Notes—Optional Redemption." In the event that we do not consummate the Acelity Acquisition (as defined herein) on or prior to May 1, 2020 or the Stock Purchase Agreement (as defined herein) is terminated at any time prior thereto, we will be required to redeem all of the outstanding notes of each series on a special mandatory redemption date at a redemption price equal to 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest, if any, to, but excluding, the special mandatory redemption date. See "Description of the Notes—Special Mandatory Redemption."

        The notes will be our unsecured and unsubordinated obligations and will rank equally with our existing and future unsecured and unsubordinated indebtedness.

        Investing in the notes involves risks. See "Risk Factors" on page S-5.

	Per 2023 Note	Per 2025 Note	Per 2029 Note	Per 2049 Note	Total

Public offering price	%	%	%	%	$

Underwriting discount	%	%	%	%	$

Proceeds, before expenses, to us	%	%	%	%	$

        Interest on the notes will accrue from                        , 2019.

        Neither the Securities and Exchange Commission ("SEC") nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy and adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

        The notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company ("DTC") for the accounts of its participants, including Euroclear Bank SA/NV, as operator of the Euroclear System, and Clearstream Banking, S.A., on or about                        , 2019.

Joint Book-Running Managers

Goldman Sachs & Co. LLC	BofA Merrill Lynch	Morgan Stanley	Wells Fargo Securities

Barclays	Citigroup	Credit Suisse	Deutsche Bank Securities	J.P. Morgan

The date of this prospectus supplement is                                    , 2019.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which describes more general information, some of which may not apply to this offering. You should read this prospectus supplement, any related free writing prospectus that we provide to you and the accompanying prospectus, together with the additional information described under the heading "Where You Can Find More Information and Incorporation By Reference" elsewhere in this prospectus supplement. These documents contain information you should consider and rely on when making your investment decision. We have not, and the underwriters have not, authorized anyone else to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it.

        This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the notes. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy such notes in any circumstances in which such offer or solicitation is unlawful.

        Information in this prospectus supplement, any related free writing prospectus that we provide to you and the accompanying prospectus may change after the date on the front of the applicable document. You should not interpret the delivery of this prospectus supplement or the accompanying prospectus or the sale of the notes as an indication that there has been no change in our affairs since those dates.

        None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of the Prospectus Regulation (as defined below). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the "EEA") will only be made to a legal entity which is a qualified investor under the Prospectus Regulation ("Qualified Investors"). Accordingly any person making or intending to make an offer in that Member State of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to Qualified Investors. Neither 3M nor the underwriters have authorized, nor do they authorize, the making of any offer of notes other than to Qualified Investors. The expression "Prospectus Regulation" means Regulation (EU) 2017/1129.

        PROHIBITION OF SALES TO EEA RETAIL INVESTORS—The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a "retail investor" means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended ("MiFID II"); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the "Insurance Distribution Directive"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the "PRIIPs Regulation") for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

        The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other documents or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom's Financial Services and Markets Act 2000, as amended (the "FSMA"). Accordingly, such documents and/or materials are not

S-ii

being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Financial Promotion Order")) or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as "relevant persons"). In the United Kingdom, the notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any related free writing prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any related free writing prospectus or any of their contents.

S-iii

SUMMARY

        The following summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein. It may not contain all of the information that you should consider before investing in the notes. For a more complete discussion of the information you should consider before investing in the notes, you should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein.

 The Company

        3M Company, formerly known as Minnesota Mining and Manufacturing Company, was incorporated in 1929 under the laws of the State of Delaware to continue operations begun in 1902. 3M's principal executive offices are located at 3M Center, St. Paul, Minnesota 55144 (telephone: 651-733-1110).

        3M is a diversified global manufacturer, technology innovator and marketer of a wide variety of products and services with a global presence in the following businesses: Safety and Industrial; Transportation and Electronics; Health Care; and Consumer. 3M is among the leading manufacturers of products for many of the markets it serves. Most 3M products involve expertise in product development, manufacturing and marketing, and are subject to competition from products manufactured and sold by other technologically-oriented companies.

        We manage our operations in four operating business segments: Safety and Industrial; Transportation and Electronics; Health Care; and Consumer. Our four business segments bring together common or related 3M technologies, enhancing the development of innovative products and services and providing for efficient sharing of business resources.

        When we refer to "3M", "our company", "we", "our" and "us" in this prospectus supplement under the heading "—The Company", we mean 3M Company and its consolidated subsidiaries unless the context indicates otherwise. When these terms are used elsewhere in this prospectus supplement, we refer only to 3M Company unless the context indicates otherwise.

Acelity Acquisition

        In May 2019, we announced that we had entered into a stock purchase agreement (the "Stock Purchase Agreement") with Acelity L.P. Inc., a Guernsey limited partnership ("Seller"), and Acelity, Inc., a Delaware corporation and a wholly owned subsidiary of Seller ("Acelity"). The Stock Purchase Agreement provides that, upon the terms and subject to the conditions thereof, we will acquire all of the outstanding shares of the capital stock of Acelity for aggregate cash consideration of approximately $4.4452 billion, subject to certain adjustments, plus a daily ticking fee from December 31, 2018 until the date the acquisition is completed (the "Acelity Acquisition"). Inclusive of the assumption of debt, the transaction contemplates an enterprise value of approximately $6.725 billion. The transaction is expected to close in the fourth quarter of 2019, subject to the satisfaction of customary closing conditions and regulatory approvals.

        We expect to finance the purchase price with all of the net proceeds of this offering, together with the proceeds from U.S. commercial paper issuances and cash on hand.

        This offering is not conditioned on the closing of the Acelity Acquisition, and we cannot assure you that the Acelity Acquisition will be completed. See "Use of Proceeds." However, in the event that we do not consummate the Acelity Acquisition on or prior to May 1, 2020 or the Stock Purchase Agreement is terminated at any time prior thereto, we will be required to redeem all of the outstanding notes of each series on a special mandatory redemption date at a redemption price equal to 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest, if any, to, but excluding, the special mandatory redemption date. See "Description of the Notes—Special Mandatory Redemption."

Risk Factors

        An investment in the notes involves risk. You should carefully consider the information set forth in the section of this prospectus supplement entitled "Risk Factors" on page S-5, as well as other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding whether to invest in the notes.

 The Offering

        A brief description of the material terms of the offering follows. For a more complete description of the notes offered hereby, see "Description of the Notes" in this prospectus supplement and "Debt Securities" in the accompanying prospectus.

Issuer	3M Company
Notes Offered	$ aggregate principal amount of % Notes due 2023.
$ aggregate principal amount of % Notes due 2025.
$ aggregate principal amount of % Notes due 2029.
$ aggregate principal amount of % Notes due 2049.
Interest	The 2023 notes will bear interest at the rate of % per annum.
The 2025 notes will bear interest at the rate of % per annum.
The 2029 notes will bear interest at the rate of % per annum.
The 2049 notes will bear interest at the rate of % per annum.

Interest on the notes will be paid semi-annually on                and                of each year, commencing on                , 2019, to holders of record at the close of business on the 15th calendar day, whether or not a business day, prior to the applicable interest payment date.

Maturity	The 2023 notes will mature on , 2023.
The 2025 notes will mature on , 2025.
The 2029 notes will mature on , 2029.
The 2049 notes will mature on , 2049.
Ranking

The notes will be our unsecured and unsubordinated obligations and will rank equally with all of our other existing and future unsecured and unsubordinated indebtedness. See "Description of the Notes."

Special Mandatory Redemption

In the event that we do not consummate the Acelity Acquisition on or prior to May 1, 2020 or the Stock Purchase Agreement is terminated at any time prior thereto, we will be required to redeem all of the outstanding notes of each series on a special mandatory redemption date at a redemption price equal to 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest, if any, to, but excluding, the special mandatory redemption date. See "Description of the Notes—Special Mandatory Redemption."

Optional Redemption

At any time prior to                ,                 , in the case of the 2023 notes (one month prior to their maturity),                 ,                , in the case of the 2025 notes (one month prior to their maturity),                ,                , in the case of the 2029 notes (three months prior to their maturity) and                ,                , in the case of the 2049 notes (six months prior to their maturity) (each such date, an "applicable par call date"), we will have the option to redeem the applicable series of notes, in whole or from time to time in part, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) as determined by the quotation agent, the sum of (a) the present value of the payment of principal on the notes to be redeemed and (b) the present values of the scheduled payments of interest on such notes to be redeemed that would have been payable from the date of redemption to the applicable par call date (not including any portion of such payments of interest accrued to the date of redemption), each discounted to the redemption date on a semi-annual basis assuming a 360-day year consisting of twelve 30-day months at the treasury rate (as defined herein) plus, in the case of the 2023 notes,                 basis points, in the case of the 2025 notes,                basis points, in the case of the 2029 notes,                basis points, or in the case of the 2049 notes,                 basis points, plus, in each case, accrued and unpaid interest on the notes to be redeemed to the redemption date. In addition, at any time on and after the applicable par call date, we will have the option to redeem the notes in whole, but not in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued interest thereon to the redemption date. See "Description of the Notes—Optional Redemption."

Use of Proceeds

We intend to use all of the net proceeds of this offering, together with the proceeds from U.S. commercial paper issuances and cash on hand, to fund the consideration payable for the Acelity Acquisition. See "Use of Proceeds."

Further Issuances

We may, from time to time, without the consent of or notice to existing holders of the notes, create and issue further notes having the same terms and conditions as the notes of any series in all respects, except for the issue date, issue price and, to the extent applicable, the first payment of interest. Additional notes issued in this manner will be consolidated with and will form a single series of debt securities with the related previously outstanding notes of the related series.

Risk Factors

An investment in the notes involves risk. You should carefully consider the information set forth in the section of this prospectus supplement entitled "Risk Factors" on page S-5, as well as other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding whether to invest in the notes.

Trustee	The Bank of New York Mellon Trust Company, N.A.
Governing Law	The indenture and the notes will be governed by the laws of the State of New York.

RISK FACTORS

        Your investment in the notes is subject to certain risks. This prospectus supplement does not describe all of the risks of an investment in the notes. You should consult your own financial and legal advisors about the risks entailed by an investment in the notes and the suitability of your investment in the notes in light of your particular circumstances. Before investing in the notes, you should consider carefully, among other factors, the matters described below. In addition, you should review the "Risk Factors" and "Cautionary Note Concerning Factors That May Affect Future Results" sections of 3M's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, the "Risk Factors" and "Cautionary Note Concerning Factors That May Affect Future Results" sections of 3M's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019 and June 30, 2019, all of which are incorporated by reference herein. See "Where You Can Find Additional Information" and "Incorporation of Certain Documents By Reference" in the accompanying prospectus.

Risks Relating to the Notes

There may not be a liquid market for the notes.

        The notes are new issues of securities with no established trading markets. We have been informed by the underwriters that they intend to make a market in the notes of each series after the offering is completed. However, the underwriters are not obligated to do so and may discontinue their market making activities at any time without notice. We cannot assure the liquidity of the trading markets for the notes or that active public markets for the notes will develop. If active public trading markets for the notes do not develop, the market prices and liquidity of such notes may be adversely affected. If the notes of a series are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors. Moreover, the condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes. As a result, there can be no assurance that active trading markets will develop for the notes. To the extent active trading markets do not develop, you may not be able to resell your notes at their fair market value or at all.

In the event that we do not consummate the Acelity Acquisition on or prior to May 1, 2020 or the Stock Purchase Agreement is terminated at any time prior to such date, we will be required to redeem all of the outstanding notes of each series on a special mandatory redemption date at a redemption price equal to 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest, if any, to, but excluding, the special mandatory redemption date, and, as a result, holders of the notes may not obtain their expected return on the notes.

        We may not be able to consummate the Acelity Acquisition within the time period specified under "Description of the Notes—Special Mandatory Redemption," or the Stock Purchase Agreement may be terminated prior to such time. Our ability to consummate the Acelity Acquisition is subject to customary closing conditions and regulatory approvals. If we are not able to consummate the Acelity Acquisition within the time period specified under "Description of the Notes—Special Mandatory Redemption," we will be required to redeem all of the outstanding notes of each series at a redemption price equal to 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest, if any, to, but excluding, the special mandatory redemption date. If we redeem the notes pursuant to the special mandatory redemption provision, holders of the notes may not obtain their expected return on the notes. Your decision to invest in the notes is made at the time of the offering of the notes. You will have no rights under the special mandatory redemption provision as long as the Acelity Acquisition closes within the specified timeframe, nor will you have any right to require us to redeem your notes if, between the closing of the notes offering and the closing of the Acelity Acquisition or after the closing of the Acelity Acquisition, we experience any changes in our business or financial condition or if the terms of the Acelity Acquisition change.

 USE OF PROCEEDS

        We estimate that the net proceeds from the sale of the notes will be approximately $             billion, after deducting the underwriting discount and estimated offering expenses.

        We intend to use all of the net proceeds of this offering, together with the proceeds from U.S. commercial paper issuances and cash on hand, to fund the consideration payable for the Acelity Acquisition. See "Summary—Acelity Acquisition."

        This offering is not conditioned upon the completion of the Acelity Acquisition but, in the event that the Acelity Acquisition is not consummated on or before May 1, 2020 or the Stock Purchase Agreement is terminated any time prior thereto, we will be required to redeem all of the outstanding notes of each series on a special mandatory redemption date at a redemption price equal to 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest, if any, to, but excluding, the special mandatory redemption date. See "Description of the Notes—Special Mandatory Redemption." There can be no assurance that the proposed acquisition will be consummated.

        We may temporarily invest the net proceeds in short term, liquid investments until they are used for their stated purpose.

 DESCRIPTION OF THE NOTES

        We will initially issue $            aggregate principal amount of        % Notes due 2023 (the "2023 notes"), $            aggregate principal amount of        % Notes due 2025 (the "2025 notes"), $            aggregate principal amount of        % Notes due 2029 (the "2029 notes") and $            aggregate principal amount of        % Notes due 2049 (the "2049 notes" and, together with the 2023 notes, the 2025 notes and the 2029 notes, the "notes"). The notes will each be issued under an indenture, dated as of November 17, 2000, as amended on July 29, 2011 (the "indenture"), between us and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the "trustee"). The terms of the notes include those provisions contained in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). We have summarized selected terms and provisions of the indenture and the Trust Indenture Act below. This summary supplements the description of the debt securities in the accompanying prospectus. The following summary of specified provisions of the indenture and the notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual provisions of the indenture, including the definitions contained in the indenture of some of the terms used below, and the notes. If you would like more information on any of these provisions, you should read the relevant sections of the indenture. Copies of the indenture are available from us upon request.

General

        The 2023 notes will be limited initially to $            aggregate principal amount, the 2025 notes will be limited initially to $            , the 2029 notes will be limited initially to $            and the 2049 notes will be limited initially to $            aggregate principal amount. See "—Further Issuances" below.

        The notes will be our direct, unsecured and unsubordinated obligations and will rank equally with all our other unsecured and unsubordinated indebtedness from time to time outstanding. The indenture does not limit the amount of notes, debentures or other evidence of indebtedness that we may issue under the indenture or otherwise and provides that debt securities under the indenture may be issued from time to time in one or more series.

        The notes of each series will be issued in fully registered form only, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes of each series will be issued in the form of one or more global securities, without coupons, which will be deposited initially with, or on behalf of, DTC.

Interest

        The 2023 notes will mature on                , 2023, the 2025 notes will mature on                , 2025, the 2029 notes will mature on                 , 2029 and the 2049 notes will mature on                , 2049. Interest on the 2023 notes will accrue at the rate of        % per annum, interest on the 2025 notes will accrue at the rate of        % per annum, interest on the 2029 notes will accrue at the rate of        % per annum and interest on the 2049 notes will accrue at the rate of        % per annum. Interest on the notes will be payable semi-annually in arrears on                and                of each year, commencing on                , 2020 (each such date being an "interest payment date"), to the persons in whose names the notes are registered at the close of business on the 15th calendar day, whether or not a business day, immediately preceding the applicable interest payment date. Interest on the notes will be computed by us on the basis of a 360-day year of twelve 30-day months.

        If any interest payment date, maturity date or earlier date of redemption of the notes falls on a day that is not a business day, the required payment will be made on the next business day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after that interest payment date, that maturity date or that date of redemption, as the case may be.

Business Day

        For purposes of the notes, "business day" means any day, other than a Saturday or Sunday or a day on which Federal or State banking institutions in the Borough of Manhattan, The City of New York are authorized or required by law, regulation or executive order to close.

Further Issuances

        We may, from time to time, without the consent of or notice to existing note holders, create and issue further notes having the same terms and conditions as the notes of any series in all respects, except for the issue date, the issue price and, to the extent applicable, the first payment of interest. Additional notes issued in this manner will be consolidated with and will form a single series of debt securities with the related previously outstanding notes of the related series; provided, however, that the issuance of such additional notes will not be so consolidated for United States federal income tax purposes unless such issuance constitutes a "qualified reopening" within the meaning of the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder.

Optional Redemption

        Prior to the Applicable Par Call Date (as defined below), the 2023 notes, the 2025 notes, the 2029 notes and the 2049 notes will be redeemable at any time, in whole or from time to time in part, at 3M's option at a redemption price equal to the greater of

  (1)
  100% of the principal amount of the notes to be redeemed, and

  (2)
  as determined by the Quotation Agent (as defined below), the sum of (a) the present value of the payment of principal on the notes to be redeemed and (b) the present values of the scheduled payments of interest on such notes to be redeemed that would have been payable from the date of redemption to the Applicable Par Call Date (not including any portion of such payments of interest accrued to the date of redemption), each discounted to the redemption date on a semi-annual basis assuming a 360-day year consisting of twelve 30-day months at the Treasury Rate (as defined below) plus, in the case of the 2023 notes,                basis points, in the case of the 2025 notes,                 basis points, in the case of the 2029 notes,                 basis points, or in the case of the 2049 notes,                basis points,

plus, in the case of both clauses above, accrued and unpaid interest on the notes to be redeemed to the redemption date.

        In addition, at any time on or after the Applicable Par Call Date, each of the 2023 notes, the 2025 notes, the 2029 notes and the 2049 notes will be redeemable, in whole, but not in part, at 3M's option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued interest thereon to the date of redemption.

        "Applicable Par Call Date" means (1) with respect to the 2023 notes,            ,             (one month prior to the maturity of the 2023 notes), (2) with respect to the 2025 notes,            ,        (one month prior to the maturity of the 2025 notes), (3) with respect to the 2029 notes,             ,            (three months prior to the maturity of the 2029 notes) and (4) with respect to the 2049 notes,             ,            (six months prior to the maturity of the 2049 notes).

        "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the notes to be redeemed as if the notes matured on the Applicable Par Call Date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes to be redeemed.

        "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of at least three Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of five or more Reference Treasury Dealer Quotations, or (ii) if the trustee obtains fewer than five Reference Dealer Quotations, the average of all Reference Treasury Dealer Quotations so obtained.

        "Quotation Agent" means the Reference Treasury Dealer appointed by 3M.

        "Reference Treasury Dealer" means each of (i) Goldman Sachs & Co. LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC and their respective successors; however, if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "primary treasury dealer"), 3M will substitute another primary treasury dealer; and (ii) any other primary treasury dealer(s) selected by 3M.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by 3M, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the trustee by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding the redemption date.

        "Treasury Rate" means, with respect to any redemption date, the annual rate equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

        In the case of a partial redemption of the notes, selection of the notes for redemption will be made pro rata, if commercially practicable in accordance with the procedures of DTC or the relevant depositary, and if not, then by lot or such other method as required in accordance with the procedures of DTC or the relevant depositary. The notes will be redeemed in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notice of any redemption will be delivered at least 10 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. If any notes are to be redeemed in part only, the notice of redemption that relates to such notes will state the portion of such notes to be redeemed. New notes in principal amounts of at least $2,000 equal to the unredeemed portion of the notes will be issued in the name of the holder of the notes upon surrender for cancellation of the original notes. Unless 3M defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or the portions of the notes called for redemption.

Special Mandatory Redemption

        In the event that we do not consummate the Acelity Acquisition on or prior to May 1, 2020 or the Stock Purchase Agreement is terminated any time prior thereto, we will be required to redeem all of the outstanding notes of each series on a special mandatory redemption date at a redemption price equal to 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest, if any, to, but excluding, the special mandatory redemption date. The "special mandatory redemption date" means the earlier to occur of (1) May 31, 2020, if the Acelity Acquisition has not been consummated on or prior to May 1, 2020, or (2) the 30th day (or if such day is not a business day, the first business day thereafter) following the termination of the Stock Purchase Agreement for any reason. Notwithstanding the foregoing, installments of interest on the notes that are due and payable on an interest payment date falling on or prior to the special mandatory redemption date will be payable on such interest payment date to the registered holders as of the close of business on the relevant record date in accordance with the notes and the indenture.

        We will cause the notice of special mandatory redemption to be delivered, with a copy to the trustee, within five business days after the occurrence of the event triggering the special mandatory redemption to each holder of the notes. If funds sufficient to pay the special mandatory redemption price of the notes to be redeemed on the special mandatory redemption date are deposited with the trustee or a paying agent on or before such special mandatory redemption date, and certain other conditions are satisfied, on and after such special mandatory redemption date, the notes will cease to bear interest.

Modification of the Indenture

        See "Debt Securities—Modification and Waiver" in the accompanying prospectus.

Events of Default, Notice and Waiver

        See "Debt Securities—Events of Default" in the accompanying prospectus.

Discharge, Defeasance and Covenant Defeasance

        The defeasance provisions described in the accompanying prospectus under "Debt Securities—Defeasance" will be applicable to the notes.

Governing Law

        The indenture is governed by, and construed in accordance with, the laws of the State of New York, and once issued the notes will be as well.

Book-Entry, Delivery and Form

        The notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notes will be issued at the closing of this offering only against payment in immediately available funds. The notes initially will be represented by notes in registered, global form without interest coupons (the "Global Notes"). The Global Notes will be deposited upon issuance with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC's nominee, Cede & Co., in each case, for credit to an account of a direct or indirect participant in DTC as described below. Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

        Beneficial interests in the Global Notes may be held through the Euroclear System ("Euroclear") and Clearstream Banking, S.A. ("Clearstream") (as indirect participants in DTC). Beneficial interests in the Global Notes may not be exchanged for notes in certificated form ("Certificated Notes") except in the limited circumstances described below. See "—Exchange of global notes for certificated notes." Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Exchange of global notes for certificated notes

        We will issue certificated notes to each person that DTC identifies as the beneficial owner of the notes represented by a Global Note upon surrender by DTC of the Global Note if:

  •
  DTC notifies us that it is no longer willing or able to act as a depositary for such Global Note or ceases to be a clearing agency registered under the Exchange Act, and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered or willing or able to act as a depositary;

  •
  an event of default has occurred and is continuing, and DTC requests the issuance of Certificated Notes; or

  •
  we determine not to have the notes represented by a Global Note.

        In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be in registered form, registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Depositary procedures

        The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

        DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised us that, pursuant to procedures established by it:

  •
  upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

  •
  ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

        Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are Participants in such system. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC.

        Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

        The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described above, owners of beneficial interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or "Holders" thereof under the indenture for any purpose.

        Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder of the notes under the indenture. Under the terms of the indenture, 3M and the trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither 3M, the trustee nor any of 3M's or the trustee's agents has or will have any responsibility or liability for:

  •
  any aspect of DTC's records or any Participant's or Indirect Participant's records relating to, or payments made on account of, beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

  •
  any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised 3M that its current practice, upon receipt of any payment in respect of securities such as the notes, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or 3M. Neither 3M nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and 3M and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Transfers between the Participants will be effected in accordance with DTC's procedures and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

        Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream. DTC has advised 3M that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes,

DTC reserves the right to exchange the Global Notes for Certificated Notes, and to distribute such notes to the Participants.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of 3M, the trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTAIN MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

        The following is a summary of certain material United States federal income and, in the case of non-U.S. holders (as defined below), estate tax consequences of the purchase, ownership and disposition of the notes as of the date of this prospectus supplement. Unless otherwise stated, this summary deals only with notes held as capital assets by persons who purchase the notes for cash upon original issuance at the "issue price" (the first price at which a substantial amount of the notes is sold for money to investors, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriter, placement agent or wholesaler).

        As used herein, a "U.S. holder" means a beneficial owner of the notes that is for United States federal income tax purposes any of the following:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation organized under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

        As used herein, and except as modified for estate tax purposes, the term "non-U.S. holder" means a beneficial owner of the notes (other than an entity treated as a partnership for United States federal income tax purposes) that is not a U.S. holder.

        If any entity classified as a partnership for United States federal income tax purposes holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership considering an investment in the notes, you should consult your own tax advisors.

        This summary does not represent a detailed description of the United States federal income tax consequences that may be applicable to you as well as different consequences that may be applicable to you if you are a person subject to special tax treatment under the United States federal income tax laws, including, without limitation:

  •
  a dealer in securities or currencies;

  •
  a financial institution;

  •
  a regulated investment company;

  •
  a real estate investment trust;

  •
  a tax-exempt entity;

  •
  an insurance company;

  •
  a person holding the notes as part of an integrated transaction or a straddle;

  •
  a trader in securities that has elected the mark-to-market method of tax accounting for your securities;

  •
  a person liable for alternative minimum tax;

  •
  a partnership or other pass-through entity for United States federal income tax purposes (or an investor in such an entity holding the notes);

  •
  an accrual method taxpayer subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an "applicable financial statement";

  •
  a U.S. holder whose "functional currency" is not the U.S. dollar;

  •
  a "controlled foreign corporation";

  •
  a "passive foreign investment company"; or

  •
  a United States expatriate.

        This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), United States Treasury regulations, administrative rulings and judicial decisions as of the date hereof. Those authorities may be changed, possibly on a retroactive basis, so as to result in United States federal income and estate tax consequences different from those summarized below. We have not and will not seek any rulings from the Internal Revenue Service ("IRS") regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the purchase, ownership or disposition of the notes that are different from those discussed below.

        This summary does not represent a detailed description of the United States federal income and estate tax consequences to you in light of your particular circumstances and does not address the effects of any state, local or non-United States tax laws. It is not intended to be, and should not be construed to be, legal or tax advice to any particular purchaser of notes. If you are considering the purchase of notes, you should consult your own tax advisor concerning the particular United States federal income and estate tax consequences to you of the ownership of the notes, as well as the consequences to you arising under other United States federal tax laws (including the gift tax) and under the laws of any other taxing jurisdiction.

Treatment of the Notes

        In certain circumstances, we may be obligated to pay amounts in excess of stated interest or principal on the notes as set forth under the sections captioned "Description of the Notes—Optional Redemption" and "Description of the Notes—Special Mandatory Redemption." The obligation to make these payments may implicate the provisions of the United States Treasury regulations relating to "contingent payment debt instruments." Under these Treasury regulations, however, a contingency should not cause a debt instrument to be treated as a contingent payment debt instrument if, as of the issue date, such contingency is "remote" or "incidental," or, in certain circumstances, it is significantly more likely than not that such contingencies will not occur. We believe and intend to take the position that the foregoing contingencies should not cause the notes to be subject to the contingent payment debt instrument rules. Our position is binding on you unless you disclose that you are taking a contrary position in the manner required by applicable United States Treasury regulations. However, this position is not binding on the IRS. If the IRS were to successfully challenge this position, you might be required to accrue interest income at a higher rate than the stated interest rate on the notes, and to treat as ordinary income (rather than capital gain) any gain realized on the taxable disposition of a note. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments. Holders are urged to consult their own tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof.

 Material Tax Consequences to U.S. Holders

        The following is a summary of the material United States federal income tax consequences that will apply to U.S. holders of the notes.

        Stated interest.    Stated interest on the notes generally will be taxable to you as ordinary income at the time it is received or accrued, depending on your method of accounting for United States federal income tax purposes. It is expected, and this discussion assumes, that the notes will be issued without original issue discount for United States federal income tax purposes.

        Sale, exchange, retirement, redemption or other taxable disposition of notes.    Upon the sale, exchange, retirement, redemption or other taxable disposition of a note, you generally will recognize gain or loss equal to the difference, if any, between the amount realized upon the sale, exchange, retirement, redemption or other disposition (less an amount equal to any accrued and unpaid stated interest, which will be treated in the manner described above under "—Stated interest") and the adjusted tax basis of the note. Your adjusted tax basis in a note will, in general, be your cost for that note. Any such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of disposition, you have held the note for a period of more than one year. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, are generally subject to tax at preferential rates. The deductibility of capital losses is subject to limitations.

        Medicare Tax on Net Investment Income.    Certain U.S. holders that are individuals, estates or trusts will be subject to a 3.8% tax on all or a portion of their "net investment income," which may include all or a portion of their interest income and net gains from the disposition of the notes. Each U.S. holder that is an individual, estate or trust is urged to consult its tax advisors regarding the applicability of the Medicare tax to its income and gains in respect of its investment in the notes.

Certain Tax Consequences to Non-U.S. Holders

        The following is a summary of certain United States federal income and estate tax consequences that will apply to non-U.S. holders of the notes.

        United States federal withholding tax.    Subject to the discussion of backup withholding and "FATCA" below, United States federal withholding tax will not apply to any payment of interest on the notes under the "portfolio interest exemption," provided that:

  •
  interest paid on the notes is not effectively connected with your conduct of a trade or business in the United States;

  •
  you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations;

  •
  you are not a controlled foreign corporation that is related to us actually or constructively through stock ownership;

  •
  you are not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code; and

  •
  either (a) you provide your name and address on an applicable IRS Form W-8 and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (b) you hold your notes through certain foreign intermediaries and satisfy the certification requirements of applicable United States Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

        If you cannot satisfy the requirements described above, payments of interest made to you will be subject to a 30% United States federal withholding tax, unless you provide the applicable withholding agent with a properly executed:

  •
  IRS Form W-8BEN or W-8BEN-E, as appropriate (or other applicable form), certifying an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

  •
  IRS Form W-8ECI (or other applicable form) certifying that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under "—United States federal income tax").

        The 30% United States federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement, redemption or other disposition of a note.

        United States federal income tax.    If you are engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), then you will be subject to United States federal income tax on that interest on a net income basis in generally the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or a lower applicable income tax treaty rate) of your effectively connected earnings and profits, subject to adjustments. If interest received with respect to the notes is effectively connected income, the 30% withholding tax described above will not apply, provided the certification requirements discussed above in "—United States federal withholding tax" are satisfied.

        Subject to the discussion of backup withholding below, any gain realized on the disposition of a note generally will not be subject to United States federal income tax unless:

  •
  the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), in which case you will be taxed in the same manner as discussed above with respect to effectively connected interest; or

  •
  you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, in which case you will be subject to a flat 30% United States federal income tax on any gain recognized (except as otherwise provided by an applicable income tax treaty), which may be offset by certain United States source losses.

        United States federal estate tax.    If you are an individual who is neither a citizen nor a resident of the United States (as specifically defined for United States federal estate tax purposes), your estate will not be subject to United States federal estate tax on notes beneficially owned by you (or treated as so owned) at the time of your death, provided that any interest payment to you on the notes would be eligible for exemption from the 30% United States federal withholding tax under the "portfolio interest exemption" described above under "—United States federal withholding tax" without regard to the statement requirement described in the fifth bullet point of that section.

Information Reporting and Backup Withholding

        U.S. holders.    In general, information reporting requirements will apply to certain payments of interest on the notes and the proceeds of the sale or other disposition (including a retirement or redemption) of a note paid to you (unless you are an exempt recipient such as a corporation). Backup withholding (currently at a rate of 24%) may apply to such payments if you fail to provide a taxpayer identification number or a certification that you are not subject to backup withholding or if you are subject to backup withholding because you previously failed to report in full dividend and interest income.

        Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.

        Non-U.S. holders.    Information reporting generally will apply to the amount of interest paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

        In general, you will not be subject to backup withholding with respect to payments of interest on the notes that we make to you provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person as defined under the Code, and such withholding agent has received from you the required certification that you are not a United States person described above in the fifth bullet point under "—Certain Tax Consequences to Non-U.S. Holders—United States federal withholding tax."

        Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition (including a retirement or redemption) of notes within the United States or conducted through certain United States-related financial intermediaries, unless you certify to the payer under penalties of perjury that you are not a United States person (and the payer does not have actual knowledge or reason to know that you are a United States person as defined under the Code), or you otherwise establish an exemption.

        Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

        Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as "FATCA"), a 30% United States federal withholding tax may apply to any interest income paid on the notes, in each case, paid to (i) a "foreign financial institution" (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a "non-financial foreign entity" (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under "—Certain Tax Consequences to Non-U.S. Holders—United States federal withholding tax," the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Under recently proposed regulations promulgated by the Treasury Department, which state that taxpayers may rely on the proposed regulations until final regulations are issued, the FATCA withholding tax will not apply to the gross proceeds from the sale or other disposition of the notes. You should consult your own tax advisors regarding these rules and whether they may be relevant to your ownership and disposition of the notes.

UNDERWRITING

        Goldman Sachs & Co. LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC are acting as representatives of each of the several underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes of each series set forth opposite its name below.

Underwriter	Principal Amount of 2023 Notes	Principal Amount of 2025 Notes	Principal Amount of 2029 Notes	Principal Amount of 2049 Notes
Goldman Sachs & Co. LLC	$	$	$	$
BofA Securities, Inc.
Morgan Stanley & Co. LLC
Wells Fargo Securities, LLC
Barclays Capital Inc.
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
J.P. Morgan Securities LLC

Total	$	$	$	$

        Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

        We have agreed to indemnify the several underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers' certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriters may offer and sell the notes through certain of their affiliates.

Commissions and Discounts

        The representatives have advised us that the underwriters propose initially to offer the notes to the public at the initial offering prices set forth on the cover page of this prospectus supplement. After the initial offering, the initial offering prices, concessions or any other terms of the offering may be changed.

        The expenses of the offering, not including the underwriting discount, are estimated at $             million and are payable by us.

New Issues of Notes

        The notes are new issues of securities with no established trading markets. We do not intend to apply to list the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market making activities at any time without any notice. We cannot assure the liquidity of the trading markets for the notes or that active public markets for the notes will develop. If active public trading markets for the notes do not develop, the market prices and liquidity of such notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering prices, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors. Moreover, the condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes.

Short Positions and Penalty Bids

        In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the prices of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market prices of the notes while the offering is still in progress. Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market prices of the notes or preventing or retarding a decline in the market prices of the notes. As a result, the prices of the notes may be higher than the prices that might otherwise exist in the open market.

        The underwriters may also impose a penalty bid in connection with the offering. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

        Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Extended Settlement

        It is expected that delivery of the notes will be made against payment therefor on or about            , 2019, which is the fifth business day following the date of pricing of the notes (this settlement cycle being referred to as "T+5"). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to two business days before delivery will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Other Relationships

        Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or the our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us or our affiliates, for which they received or will receive customary fees and expenses. Credit Suisse Securities (USA) LLC is also providing financial advisory services to us in connection with the Acelity Acquisition for which it is receiving customary fees and expenses.

        In the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters or their affiliates may have a lending relationship with us and certain of the underwriters or their affiliates routinely hedge, have hedged and are likely in the future to hedge, or may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or by entering into positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Prohibition of Sales to EEA Retail Investors

        The notes may not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision:

  (a)
  the expression "retail investor" means a person who is one (or more) of the following:

  (i)
  a retail client as defined in point (11) of Article 4(1) of MiFID II; or

  (ii)
  a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

  (iii)
  not a qualified investor as defined in the Prospectus Regulation; and

  (b)
  the expression "offer" includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

United Kingdom

        Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to 3M.

        All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.

Hong Kong

        The notes may not be offered or sold (except for notes which are a "structured product" as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong)) in Hong Kong, by means of any document, other than (i) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made under that Ordinance; or (ii) in other circumstances that do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) or that do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), if such advertisement, invitation or document is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

        The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended, the "FIEL") and accordingly, have not been or will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan. As used in this paragraph, resident of Japan means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Singapore

        This prospectus supplement and the accompanying prospectus have not been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore ("SFA") by the Monetary Authority of Singapore, and the offer of the notes in Singapore is made primarily pursuant to the exemptions under Section 274 and 275 of the SFA. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an "Institutional Investor") pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an "Accredited Investor") or other relevant person as defined in Section 275(2) of the SFA (a "Relevant Person") and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance, with the conditions of any other applicable exemption or provision of the SFA.

        It is a condition of the offer that where the notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

  (a)
  a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

  (b)
  a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor, securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the notes except:

  (1)
  to an Institutional Investor, an Accredited Investor, a Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

  (2)
  where no consideration is or will be given for the transfer;

  (3)
  where the transfer is by operation of law; or

  (4)
  as specified in Section 276(7) of the SFA.

        Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the corporation has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are "prescribed capital markets products" (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Canada

        The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts ("NI 33-105"), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Switzerland

        The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the "SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the offering, the issuer, or the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the "CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Notes.

LEGAL MATTERS

        The validity of the notes will be passed upon for us by Michael M. Dai, who is our Associate General Counsel, or another one of our lawyers, and for the underwriters by Sidley Austin LLP, New York, New York. Mr. Dai owns, or has the right to acquire, a number of shares of our common stock which represents less than 0.1% of the total outstanding common stock. The opinions of Michael M. Dai and Sidley Austin LLP will be based on certain assumptions about future actions required to be taken by us and the trustee in connection with the issuance and sale of each note, about the specific terms of each note and about other matters that may affect the validity of the notes but cannot be ascertained on the date of those opinions.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

 WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

        The Securities and Exchange Commission (the "SEC") rules allow us to incorporate by reference information into this prospectus supplement. This means we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of the securities by means of this prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement.

        Accordingly, we incorporate by reference into this prospectus supplement the following documents or information filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules, and no such information shall be deemed specifically incorporated by reference hereby):

  •
  our Annual Report on Form 10-K for the year ended December 31, 2018;

  •
  our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019 and June 30, 2019;

  •
  our Current Reports on Form 8-K dated February 6, 2019, February 12, 2019, March 18, 2019, May 1, 2019 and May 14, 2019;

  •
  our Definitive Proxy Statement on Schedule 14A filed on March 27, 2019; and

  •
  all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus supplement and before the termination of the offering.

        You can obtain any of the documents incorporated by reference in this prospectus supplement from the SEC on its website (http://www.sec.gov). We will also provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement excluding exhibits to those documents, unless they are specifically incorporated by reference into those documents. You can request those documents from:

    3M Company
    3M Center
    St. Paul, MN 55144-1000
    Phone: (651) 733-1110
    Attention: Investor Relations

        Our reports and documents incorporated by reference herein may also be found in the "SEC Filings" section of our website at https://www.investors.3m.com. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus supplement.

PROSPECTUS

3M Company

Debt Securities

Common Stock

        We from time to time may offer to sell debt securities and common stock. Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol "MMM".

        We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

        This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a prospectus supplement to this prospectus.

        Investing in our securities involves risks. You should carefully consider the risks described under "Risk Factors" on page 4 of this prospectus, as well as the information incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated February 24, 2017.

        You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement or other offering material filed or provided by us. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus or the applicable prospectus supplement or any such other offering material is accurate as of any date other than their respective dates.

Prospectus

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC") using a "shelf" registration process. Under this process, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus. This prospectus and any applicable prospectus supplement do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. The registration statement that contains this prospectus, including the exhibits to the registration statement, provides additional information about us.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at the office of the New York Stock Exchange, 20 Broad Street, New York, NY 10005. Information about us, including our SEC filings, is also available at our Internet site at http://www.3m.com. However, the information on our Internet site is not a part of, or incorporated by reference in, this prospectus or any prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC rules allow us to incorporate by reference information into this prospectus. This means we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

        Accordingly, we incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules, and no such information shall be deemed specifically incorporated by reference hereby):

  •
  our Annual Report on Form 10-K for the year ended December 31, 2016;

  •
  our Definitive Proxy Statement on Schedule 14A filed on March 23, 2016; and

  •
  all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of this offering.

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents, unless they are specifically incorporated by reference into those documents. You can request those documents from:

  3M Company
  3M Center
  St. Paul, MN 55144-1000
  Phone: (651) 733-1110
  Attention: Investor Relations

 THE COMPANY

        3M Company, formerly known as Minnesota Mining and Manufacturing Company, was incorporated in 1929 under the laws of the State of Delaware to continue operations begun in 1902. 3M's principal executive offices are located at 3M Center, St. Paul, Minnesota 55144 (telephone: 651-733-1110).

        3M is a diversified technology company with a global presence in the following businesses: Industrial; Safety and Graphics; Electronics and Energy; Health Care; and Consumer. 3M is among the leading manufacturers of products for many of the markets it serves. Most 3M products involve expertise in product development, manufacturing and marketing, and are subject to competition from products manufactured and sold by other technologically-oriented companies.

        We manage our operations in five operating business segments: Industrial; Safety and Graphics; Electronics and Energy; Health Care; and Consumer. Our five business segments bring together common or related 3M technologies, enhancing the development of innovative products and services and providing for efficient sharing of business resources.

        When we refer to "3M", "our company", "we", "our" and "us" in this prospectus under the heading "The Company", we mean 3M Company and its consolidated subsidiaries unless the context indicates otherwise. When these terms are used elsewhere in this prospectus, we refer only to 3M Company unless the context indicates otherwise.

RISK FACTORS

        You should carefully consider, among other things, the risks and other matters that are identified or discussed in Part I, Item 1A, "Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2016, and in other documents that are incorporated by reference into this prospectus and any applicable prospectus supplement.

RATIOS OF EARNINGS TO FIXED CHARGES

        The following table presents the ratio of earnings to fixed charges for us and our consolidated subsidiaries for the periods indicated.

	Year ended December 31,
	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges(1)	23.9x	27.0x	27.7x	25.4x	23.2x

(1)
For purposes of computing the ratio of earnings to fixed charges, earnings represent income from continuing operations before income taxes and net income attributable to noncontrolling interest, plus fixed charges and amortization of capitalized interest less equity in undistributed income of 20-50% owned companies and capitalized interest.

USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement or other offering material, we will use the net proceeds from the sale of the securities for general corporate purposes.

DESCRIPTION OF THE SECURITIES WE MAY OFFER

        We may issue from time to time, in one or more offerings, the following securities:

  •
  debt securities, and

  •
  shares of common stock.

        This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement and other offering material, which may be in addition to or different from the general terms summarized in this prospectus. We may issue debt securities that are convertible into common stock that may be sold under this prospectus. Where applicable, the prospectus supplement and other offering material will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplement or other offering material may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus. You should read "Where You Can Find Additional Information" and "Incorporation of Certain Documents by Reference" to find out how you can obtain a copy of those documents.

DEBT SECURITIES

        This section describes the general terms and provisions of the debt securities. The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities. The debt securities will be issued under an indenture, dated as of November 17, 2000, as amended on July 29, 2011, between us and The Bank of New York Mellon Trust Company, N.A., as successor trustee. As used in this prospectus, "debt securities" means the debentures, notes, bonds and other evidence of indebtedness that we issue and the trustee authenticates and delivers under the indenture.

        We have summarized the general terms and provisions of the indenture in this section. This summary, however, does not describe every aspect of the indenture. We have filed the indenture with the SEC. You should read the indenture for additional information before you buy any debt securities. The summary that follows includes references to section numbers of the indenture so that you can more easily locate these provisions.

General

        The debt securities will be our direct, senior, unsecured obligations. The indenture does not limit the amount of debt securities that we may issue and permits us to issue debt securities from time to time. Debt securities issued under the indenture will be issued as part of a series that has been established by us under the indenture. (Section 301) Unless a prospectus supplement relating to debt securities states otherwise, the indenture and the terms of the debt securities will not contain any covenants designed to afford Holders (as defined below) of any debt securities protection in a highly leveraged or other transaction involving us that may adversely affect Holders of the debt securities. If we ever issue bearer securities we will summarize provisions of the indenture that relate to bearer securities in the applicable prospectus supplement.

        A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. (Section 301) These terms will include some or all of the following:

  •
  the title and type of the debt securities;

  •
  any limit on the total principal amount of the debt securities;

  •
  the price at which the debt securities will be issued;

  •
  the maturity date of the debt securities;

  •
  the date or dates on which the principal of and premium, if any, on the debt securities will be payable;

  •
  if the debt securities will bear interest:

  •
  the interest rate on the debt securities;

  •
  the date from which interest will accrue;

  •
  the record and interest payment dates for the debt securities;

  •
  the first interest payment date; and

  •
  any circumstances under which we may defer interest payments;

  •
  any optional redemption provisions that would permit us or the Holders of debt securities to elect redemption of the debt securities before their final maturity;

  •
  any sinking fund provisions that would obligate us to redeem the debt securities before their final maturity;

  •
  the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars;

  •
  any provisions that would permit us or the Holders of the debt securities to elect the currency or currencies in which the debt securities are paid;

  •
  whether the provisions described under the heading "Defeasance" below apply to the debt securities;

  •
  any changes to or additional events of default or covenants;

  •
  whether the debt securities will be issued in whole or in part in the form of temporary or permanent global securities and, if so, the depositary for those global securities (a "global security" means a debt security that we issue in accordance with the indenture to represent all or part of a series of debt securities);

  •
  any special tax implications of the debt securities; and

  •
  any other terms of the debt securities.

A "Holder", with respect to a registered security, means the person in whose name the debt security is registered in the security register. (Section 101)

        Our company, without the consent of Holders of any debt securities, may issue additional debt securities with terms different from those of debt securities previously issued, and it may reopen a previous series of debt securities and issue additional debt securities of that series.

Payment; Exchange; Transfer

        We will designate a place of payment where you can receive payment of the principal of and any premium and interest on the debt securities or transfer the debt securities. Even though we will designate a place of payment, we may elect to pay any interest on the debt securities by mailing a check to the person listed as the owner of the debt securities in the security register or by wire transfer to an account designated by that person in writing not less than ten days before the date of the interest payment. (Sections 307, 1002) There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require you to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities. (Section 305)

Denominations

        Unless the prospectus supplement states otherwise, the debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000.

Original Issue Discount

        Debt securities may be issued under the indenture as original issue discount securities and sold at a substantial discount below their stated principal amount. If a debt security is an "original issue discount security", that means that an amount less than the principal amount of the debt security will be due and payable upon a declaration of acceleration of the maturity of the debt security under the indenture. (Section 101) The applicable prospectus supplement will describe the federal income tax consequences and other special factors which should be considered before purchasing any original issue discount securities.

Classification of Restricted and Unrestricted Subsidiaries

        The indenture contains several restrictive covenants that apply to us and all of our Restricted Subsidiaries (defined below). Those covenants do not apply to our Unrestricted Subsidiaries (defined below). For example, the assets and indebtedness of Unrestricted Subsidiaries and investments by us or our Restricted Subsidiaries in Unrestricted Subsidiaries are not included in the calculations described under the heading "—Restrictions on Secured Funded Debt" below. The indenture does not require us to maintain any Restricted Subsidiaries and, if we do not, the indenture will not provide any limitations on the amount of secured debt created or incurred by our Subsidiaries (defined below).

        A "Subsidiary" is any corporation of which we own more than 50% of the outstanding shares of Voting Stock, except for directors' qualifying shares, directly or through one or more of our other Subsidiaries. "Voting Stock" means stock that is entitled in the ordinary course (i.e., not only as a result of the happening of a contingency) to vote in an election for directors.

        A "Restricted Subsidiary" means any of our Subsidiaries which has substantially all of its property in the United States, which owns or is a lessee of any Principal Property and in which our investment and the investment of our Subsidiaries exceeds 1% of our Consolidated Net Tangible Assets as of the date of the determination, other than Unrestricted Subsidiaries. Additionally, this definition includes any other Subsidiary designated by our board of directors as a Restricted Subsidiary. (Section 101). A "Wholly-owned Restricted Subsidiary" is a Restricted Subsidiary of which we own all of the outstanding capital stock directly or through our other Wholly-owned Restricted Subsidiaries.

        Our "Unrestricted Subsidiaries" are:

  •
  3M Financial Management Company;

  •
  other Subsidiaries (whose primary business is in finance operations) acquired or formed by us after the date of the indenture; and

  •
  any other Subsidiary if a majority of its Voting Stock is owned directly or indirectly by one or more Unrestricted Subsidiaries.

Our board of directors can at any time change a Subsidiary's designation from an Unrestricted Subsidiary to a Restricted Subsidiary if:

  •
  the majority of that Subsidiary's Voting Stock is not owned by an Unrestricted Subsidiary, and

  •
  after the change of designation, we would be in compliance with the restrictions contained in the Secured Funded Debt covenant described under the heading "—Restrictions on Secured Funded Debt" below. (Sections 101, 1010(a))

Restrictions on Secured Funded Debt

        The indenture limits the amount of Secured Funded Debt (defined below) that we and our Restricted Subsidiaries may incur or otherwise create (including by guarantee). Neither we nor our

Restricted Subsidiaries may incur or otherwise create any new Secured Funded Debt unless immediately after this incurrence or creation:

  •
  the sum of:

  •
  the aggregate principal amount of all of our outstanding Secured Funded Debt and that of our Restricted Subsidiaries, other than the several categories of Secured Funded Debt discussed below, plus

  •
  the aggregate amount of our Attributable Debt (defined below) and that of our Restricted Subsidiaries relating to sale and lease-back transactions,

  •
  does not exceed 15% of our Consolidated Net Tangible Assets (defined below).

This limitation does not apply if the outstanding debt securities are secured equally and ratably with or prior to the new Secured Funded Debt. (Sections 1008(a), 1008(c))

        "Secured Funded Debt" means Funded Debt which is secured by a mortgage, lien or other similar encumbrance upon any of our assets or those of our Restricted Subsidiaries. (Section 101)

        "Funded Debt" means:

  •
  Indebtedness maturing, or which we may extend or renew to mature, more than 12 months after the time the amount of Funded Debt is computed, plus

  •
  guarantees of Indebtedness (defined below) of the type described in the preceding bullet point, or of dividends, except guarantees in connection with the sale or discount of accounts receivable, trade acceptances and other paper arising in the ordinary course of business, plus

  •
  Funded Debt secured by a mortgage, lien or similar encumbrance on our assets or those of our Restricted Subsidiaries, whether or not this Funded Debt is assumed by us or one of our Restricted Subsidiaries, plus

  •
  in the case of a Subsidiary, all preferred stock of that Subsidiary.

Funded Debt does not include any amount relating to obligations under leases, or guarantees of leases, whether or not those obligations would be included as liabilities on our consolidated balance sheet. (Section 101)

        "Indebtedness" means, except as set forth in the next sentence:

  •
  all items of indebtedness or liability, except capital and surplus, which under accounting principles generally accepted in the United States of America would be included in total liabilities on the liability side of a balance sheet as of the date that indebtedness is being determined;

  •
  indebtedness secured by a mortgage, lien or other similar encumbrance on property owned subject to that mortgage, lien or other similar encumbrance, regardless of whether the indebtedness secured by that mortgage, lien or other similar encumbrance was assumed; and

  •
  guarantees, endorsements, other than for purposes of collection, and other contingent obligations relating to, or to purchase or otherwise acquire, indebtedness of others, unless the amount of the guarantees, endorsements or other contingent obligations is included in the preceding two bullet points.

Indebtedness does not include any obligations or guarantees of obligations relating to lease rentals, even if these obligations or guarantees of obligations would be included as liabilities on our consolidated balance sheet. (Section 101)

        "Attributable Debt" means:

  •
  the balance sheet liability amount of capital leases as determined by accounting principles generally accepted in the United States of America, plus

  •
  the amount of future minimum operating lease payments required to be disclosed by accounting principles generally accepted in the United States of America, less any amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, discounted using the interest rate implicit in the lease to calculate the present value of operating lease payments.

The amount of Attributable Debt relating to an operating lease that can be terminated by the lessee with the payment of a penalty will be calculated based on the lesser of:

  •
  the aggregate amount of lease payments required to be made until the first date the lease can be terminated by the lessee plus the amount of the penalty, or

  •
  the aggregate amount of lease payments required to be made during the remaining term of the lease. (Section 101)

        "Consolidated Net Tangible Assets" means the total consolidated amount of our assets and those of our Subsidiaries, minus applicable reserves and other properly deductible items and after excluding any investments made in Unrestricted Subsidiaries or in corporations while they were Unrestricted Subsidiaries but which are not Subsidiaries at the time of the calculation, minus

  •
  all liabilities and liability items, including leases, or guarantees of leases, which under accounting principles generally accepted in the United States of America would be included in the balance sheet, except Funded Debt, capital stock and surplus, surplus reserves and deferred income taxes, and

  •
  goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other similar intangibles. (Section 101)

        The following categories of Secured Funded Debt will not be considered in determining whether we are in compliance with the covenant described in the first paragraph under the heading "Restrictions on Secured Funded Debt":

  •
  Secured Funded Debt of a Restricted Subsidiary owing to us or to one of our Wholly-owned Restricted Subsidiaries;

  •
  Secured Funded Debt resulting from a mortgage, lien or other similar encumbrance in favor of the U.S. Government or any State or any instrumentality thereof to secure partial, progress, advance or other payments;

  •
  Secured Funded Debt resulting from a mortgage, lien or other similar encumbrance on property, shares of stock or Indebtedness of any company existing at the time that this company becomes one of our Subsidiaries;

  •
  Secured Funded Debt resulting from a mortgage, lien or other similar encumbrance on property, shares of stock or Indebtedness which:

  •
  exists at the time that the property, shares of stock or Indebtedness is acquired by us or one of our Restricted Subsidiaries, including acquisitions by merger or consolidation,

  •
  secures the payment of any part of the purchase price of or construction cost for the property, shares of stock or Indebtedness, or

  •
  secures any indebtedness incurred prior to, at the time of, or within 120 days after, the acquisition of the property, shares of stock or Indebtedness or the completion of any construction of the property for the purpose of financing all or a part of the purchase price or construction cost of the property, shares of stock or Indebtedness,

    provided that, in all cases, we continue to comply with the covenant relating to mergers and consolidations discussed under the heading "—Consolidation, Merger or Sale" below;

  •
  Secured Funded Debt secured by a mortgage, lien or other similar encumbrance in connection with the issuance of revenue bonds on which the interest is exempt from federal income tax pursuant to the Internal Revenue Code of 1986; and

  •
  any extension, renewal or refunding of:

  •
  any Secured Funded Debt permitted under the first paragraph under the heading "Restrictions on Secured Funded Debt",

  •
  any Secured Funded Debt outstanding at the end of our fiscal year immediately preceding the execution date of the indenture of any then Restricted Subsidiary, or

  •
  any Secured Funded Debt of any company outstanding at the time this company became a Restricted Subsidiary, provided that the mortgage, liens or other similar encumbrance securing such extension, renewal or refunding is limited to the same secured property (plus improvements thereon) that secured the Secured Funded Debt so extended, renewed or refunded immediately prior thereto. (Section 1008(b))

Restrictions on Sale and Lease-Back Transactions

        The indenture provides that neither we nor any of our Restricted Subsidiaries may enter into any sale and lease-back transaction involving any Principal Property, as defined below, more than 120 days after its acquisition or the completion of its construction and commencement of its full operation, unless either:

  •
  we or any of our Restricted Subsidiaries could (1) create Secured Funded Debt on the property equal to the Attributable Debt with respect to the sale and lease-back transaction and (2) still be in compliance with the restrictions on Secured Funded Debt (see "—Restrictions on Secured Funded Debt" above), or

  •
  we apply an amount, subject to credits for some voluntary retirements of debt securities and/or Funded Debt as specified in the indenture, equal to the greater of (1) the fair value of the property or (2) the net proceeds of the sale, within 120 days, to the retirement of Secured Funded Debt.

This restriction will not apply to any sale and lease-back transaction:

  •
  between us and one of our Restricted Subsidiaries,

  •
  between any of our Restricted Subsidiaries, or

  •
  involving a lease for a period, including renewals, of three years or less. (Section 1009)

"Principal Property" means any building or other facility located in the United States, together with the land upon which it is erected and its fixtures that is owned or leased by us or one of our Subsidiaries, that is used primarily for manufacturing or processing and has a gross book value, before deduction of any depreciation reserves, greater than 1% of our Consolidated Net Tangible Assets, other than:

  •
  a building or facility that is financed by obligations issued by a state or local government under several sections of the Internal Revenue Code of 1986, or

  •
  a building or facility that in the opinion of our board of directors is not of material importance to the total business conducted by us and our Subsidiaries considered together. (Section 101)

Consolidation, Merger or Sale

        The indenture generally permits a consolidation or merger between us and another corporation. It also permits the sale or transfer by us of all or substantially all of our property and assets and the purchase by us of all or substantially all of the property and assets of another corporation. These transactions are permitted if:

  •
  the resulting or acquiring corporation, if other than us, assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture,

  •
  immediately after the transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, exists, and

  •
  except in the case of a consolidation or merger of a Restricted Subsidiary with and into us, either (1) we have obtained the consent of the Holders of a majority in aggregate principal amount of the outstanding debt securities of each series or (2) immediately after the transaction, the resulting or acquiring corporation could incur additional Secured Funded Debt and still be in compliance with the restrictions on Secured Funded Debt (see "—Restrictions on Secured Funded Debt" above). (Section 801)

        Even though the indenture contains the provisions described above, we are not required by the indenture to comply with those provisions if we sell all of our property and assets to another corporation if, immediately after the sale:

  •
  that corporation is one of our Wholly-owned Restricted Subsidiaries, and

  •
  we could incur additional Secured Funded Debt and still be in compliance with the restrictions on Secured Funded Debt (see "—Restrictions on Secured Funded Debt" above). (Section 803)

        If we consolidate or merge with or into any other corporation or sell all or substantially all of our assets according to the terms and conditions of the indenture, the resulting or acquiring corporation will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, this successor corporation may exercise our rights and powers under the indenture, in our name or in its own name and we will be released from all our liabilities and obligations under the indenture and under the debt securities. (Section 802)

Modification and Waiver

        Under the indenture, we and the trustee can modify or amend the indenture with the consent of the Holders of a majority in aggregate principal amount of the outstanding debt securities of each series of debt securities affected by the modification or amendment. However, we may not, without the consent of the Holder of each debt security affected:

  •
  change the stated maturity date of any payment of principal or interest,

  •
  reduce the principal amount thereof or the interest thereon or any premium payable upon redemption or repayment thereof,

  •
  change our obligation, if any, to pay additional amounts,

  •
  reduce payments due on the original issue discount securities,

  •
  change the place of payment or currency in which any payment on the debt securities is payable,

  •
  limit a Holder's right to sue us for the enforcement of payments due on the debt securities,

  •
  reduce the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture,

  •
  limit a Holder's right, if any, to repayment of debt securities at this Holder's option, or

  •
  modify any of the foregoing requirements or reduce the percentage of outstanding debt securities required to waive compliance with several provisions of the indenture or to waive defaults under the indenture. (Section 902)

        Under the indenture, the Holders of a majority in aggregate principal amount of the outstanding debt securities of any series of debt securities may, on behalf of all Holders of that series:

  •
  waive compliance by us with several restrictive covenants of the indenture, such as corporate existence and maintenance of properties, and

  •
  waive any past default under the indenture, except:

  •
  a default in the payment of the principal of or any premium or interest on any debt securities of that series, or

  •
  a default under any provision of the indenture which itself cannot be modified or amended without the consent of the Holders of each outstanding debt security of that series. (Sections 1012, 513)

        Notwithstanding the foregoing, under the indenture, we and the trustee can modify or amend the indenture without the consent of any Holders in certain circumstances, including:

  •
  to evidence the succession of another corporation to the Company's obligations under the indenture;

  •
  to add to the covenants of the Company;

  •
  to add any additional events of default;

  •
  to add to, change or eliminate any of the provisions of the indenture to provide for the issuance of bearer securities, to change or eliminate any restrictions on certain terms of registered securities or bearer securities, or to permit or facilitate the issuance of debt securities in uncertificated form, provided any such action shall not adversely affect the interests of the Holders of any series in any material respect;

  •
  to change or eliminate any of the provisions of the indenture, provided that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provisions, or shall not apply to any debt security outstanding;

  •
  to establish the form or terms of debt securities of any series as permitted under the indenture;

  •
  to secure the debt securities;

  •
  to evidence and provide for the acceptance of appointment under the indenture by a successor trustee;

  •
  to cure any ambiguity, defect or inconsistency in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture, provided such other provisions shall not adversely affect the interests of the Holders of debt securities of any series in any material respect; or

  •
  to add or to change or eliminate any provision of the indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act, provided such action shall not adversely affect the interest of Holders of debt securities of any series in any material respect. (Section 901)

Events of Default

        An event of default with respect to any series of debt securities will occur under the indenture if:

  •
  we fail to pay interest on any debt security of that series for 30 days after the payment is due,

  •
  we fail to pay the principal of or any premium on any debt security of that series when due,

  •
  we fail to deposit any sinking fund payment when due on debt securities of that series,

  •
  we fail to perform any other covenant in the indenture that applies to debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture,

  •
  we default under any Indebtedness for borrowed money, including other series of debt securities, or under any mortgage, lien or other similar encumbrance, indenture or instrument, including the indenture, which secures any Indebtedness for borrowed money, and which results in acceleration of the maturity of an outstanding principal amount of Indebtedness greater than $200 million, unless this acceleration is rescinded (or the Indebtedness is discharged) within 10 days after we have received written notice of the default in the manner specified in the indenture,

  •
  commencement of voluntary or involuntary bankruptcy, insolvency or reorganization, or

  •
  any other event of default that may be specified for the debt securities of that series when that series is created occurs. (Section 501)

If an event of default for any series of debt securities occurs and continues, the trustee or the Holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If such a declaration occurs, the Holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to the specific payment conditions set forth in the indenture, rescind the declaration. (Section 502)

        The prospectus supplement relating to each series of debt securities which are original issue discount securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of that series when an event of default occurs and continues.

        An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. The indenture requires us to file a certificate with the trustee each year that states the nature of the default if any default exists under the terms of the indenture. (Section 1011) The trustee must transmit notice to the Holders of debt securities of any default, except that no such notice to Holders shall be given until at least 30 days after the occurrence of a default in the performance, or breach, of any covenant or warranty of the Company in the indenture, and continuance of such default or breach for a period of 90 days after there has been given to the Company by the trustee, or to the Company and the trustee by Holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, written notice of such default or breach. (Section 602)

        Other than its duties in the case of a default, a trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any Holders, unless the Holders offer the trustee reasonable indemnification. (Sections 601, 603) If reasonable indemnification is provided, then, subject to other rights of the trustee provided in the indenture, the Holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:

  •
  conducting any proceeding for any remedy available to the trustee, or

  •
  exercising any trust or power conferred upon the trustee. (Sections 512, 603)

        The Holder of a debt security of any series will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

  •
  the Holder has previously given the trustee written notice of a continuing event of default with respect to that series,

  •
  the Holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin the proceeding,

  •
  the trustee has not started the proceeding within 60 days after receiving the request, and

  •
  the trustee has not received directions inconsistent with the request from the Holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days. (Section 507)

However, the Holder of any debt security will have an absolute right to receive payment of principal of and any premium and interest on the debt security when due and to institute suit to enforce this payment. (Section 508)

Defeasance

        Defeasance and Discharge.    At the time that we establish a series of debt securities under the indenture, we can provide that the debt securities of that series are subject to the defeasance and discharge provisions of the indenture. If we so provide, we will be discharged from our obligations on the debt securities of that series if we deposit with the trustee, in trust, sufficient money or Government Obligations, as defined below, to pay the principal, interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates these payments are due under the indenture and the terms of the debt securities. (Section 403) As used above, "Government Obligations" mean:

  •
  securities of the same government which issued the currency in which the series of debt securities are denominated and/or in which interest is payable, or

  •
  securities of government agencies backed by the full faith and credit of the government. (Section 101)

        In the event that we deposit funds in trust and discharge our obligations under a series of debt securities as described above, then:

  •
  the indenture will no longer apply to the debt securities of that series, except for the obligations to compensate, reimburse and indemnify the trustee, to register the transfer and exchange of debt securities, to replace lost, stolen or mutilated debt securities and to maintain paying agencies and the trust funds; and

  •
  Holders of debt securities of that series can only look to the trust fund for payment of principal, any premium and interest on the debt securities of that series. (Section 403)

        Under federal income tax law, that deposit and discharge may be treated as an exchange of the related debt securities for an interest in the trust mentioned above. Each holder might be required to recognize gain or loss equal to the difference between:

  •
  the holder's cost or other tax basis for the debt securities, and

  •
  the value of the holder's interest in the trust.

Holders might be required to include in income a share of the income, gain or loss of the trust, including gain or loss recognized in connection with any substitution of collateral, as described in this section under the heading "—Substitution of Collateral" below.

You are urged to consult your own tax advisers as to the specific consequences of such a deposit and discharge, including the applicability and effect of tax laws other than federal income tax law.

        Defeasance of Covenants and Events of Default.    At the time that we establish a series of debt securities under the indenture, we can provide that the debt securities of that series are subject to the covenant defeasance provisions of the indenture. If we so provide and we make the deposit described in this section under the heading "—Defeasance and Discharge" above:

  •
  we will not have to comply with the following restrictive covenants contained in the indenture: Consolidation, Merger or Sale or Lease of Property as Entirety (Sections 801, 803, 804); Restrictions on Secured Debt (Section 1008); Maintenance of Properties (Section 1005); Payment of Taxes and Other Claims (Section 1007); Restrictions on Sale and Lease-Back Transactions (Section 1009); Classification of Restricted and Unrestricted Subsidiaries (Section 1010); and any other covenant we designate when we establish the series of debt securities; and

  •
  we will not have to treat the events described in the fourth bullet point under the heading "—Events of Default" as they relate to the covenants listed above that have been defeased and no longer are in effect and the events described in the fifth, sixth and seventh bullet points under the heading "—Events of Default" as events of default under the indenture in connection with that series.

In the event of a defeasance, our obligations under the indenture and the debt securities, other than with respect to the covenants and the events of default specifically referred to above, will remain in effect. (Section 1501)

        If we exercise our option not to comply with the covenants listed above and the debt securities of that series become immediately due and payable because an event of default has occurred, other than as a result of an event of default specifically referred to above, the amount of money and/or Government Obligations on deposit with the trustee will be sufficient to pay the principal, interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the date the payments are due under the indenture and the terms of the debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, we would remain liable for the balance of the payments. (Section 1501)

        Substitution of Collateral.    At the time that we establish a series of debt securities under the indenture, we can provide for our ability to, at any time, withdraw any money or Government Obligations deposited pursuant to the defeasance provisions described above if we simultaneously substitute other money and/or Government Obligations which would satisfy our payment obligations on the debt securities of that series pursuant to the defeasance provisions applicable to those debt securities. (Section 402)

CAPITAL STOCK

General

        The following description of our capital stock is subject to and qualified in its entirety by our certificate of incorporation and bylaws, which are incorporated by reference in a registration statement of which this prospectus forms a part, and by the provisions of applicable Delaware law. Under our certificate of incorporation, we are authorized to issue up to 3,000,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock without par value.

Voting Rights

        Each holder of our common stock is entitled to one vote per share on all matters to be voted upon by the stockholders.

Dividends

        Subject to preferences that may be applicable to any outstanding preferred stock, the holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose.

Rights Upon Liquidation

        In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Preemptive or Conversion Rights

        The holders of our common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

        The board of directors has the authority, without action by the stockholders, to designate and issue preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock until the board of directors determines the specific rights of the holders of such preferred stock. However, the effects might include, among other things:

  •
  restricting dividends on the common stock,

  •
  diluting the voting power of the common stock,

  •
  impairing the liquidation rights of the common stock, or

  •
  delaying or preventing a change in control of us without further action by the stockholders.

        No shares of preferred stock are outstanding, and we have no present plans to issue any shares of preferred stock.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws and Delaware Law

        Some provisions of Delaware law and our certificate of incorporation and bylaws, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board. We believe that these provisions give our board the flexibility to exercise its fiduciary duties in a manner consistent with the interests of our shareholders.

  •
  STOCKHOLDER MEETINGS.  Under our bylaws, the board of directors or the chairman of the board, the chief executive officer or the secretary (with the concurrence of a majority of the board) may call special meetings of stockholders; in addition, record holders of 25% or more of the total 3M shares entitled to vote on the matter or matters to be brought before a special meeting may also cause the meeting to be held, but, if the Company's board of directors determines in good faith that the business specified in the stockholders' request will be included in an upcoming annual meeting of stockholders within 90 days after the request, the special meeting will not be held.

  •
  REQUIREMENTS FOR ADVANCE NOTIFICATION OF STOCKHOLDER NOMINATIONS AND PROPOSALS.  Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

  •
  DELAWARE LAW.  We are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless the "business combination" or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation's voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

  •
  ELIMINATION OF STOCKHOLDER ACTION BY WRITTEN CONSENT.  Our certificate of incorporation eliminates the right of stockholders to act by written consent without a meeting.

  •
  ELIMINATION OF CUMULATIVE VOTING.  Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors.

  •
  UNDESIGNATED PREFERRED STOCK.  The authorization of undesignated preferred stock makes it possible for the board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Wells Fargo Bank N.A., Shareowner Services.

 PLAN OF DISTRIBUTION

        We may sell the offered securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

        In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for the Company by Gregg M. Larson, who is our Deputy General Counsel, or another one of our attorneys, and for any underwriters or agents by counsel named in the applicable prospectus supplement. Mr. Larson beneficially owns, or has options to acquire, a number of shares of our common stock, which represents less than 0.1% of the total outstanding common stock.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$

3M Company

$            % Notes due 2023
$            % Notes due 2025
$            % Notes due 2029
$            % Notes due 2049

PROSPECTUS SUPPLEMENT

Goldman Sachs & Co. LLC
BofA Merrill Lynch
Morgan Stanley
Wells Fargo Securities
Barclays
Citigroup
Credit Suisse
Deutsche Bank Securities
J.P. Morgan

                        , 2019